Exhibit 21.1


                              LIST OF SUBSIDIARIES


                                                             Jurisdiction of
Name                                                          Incorporation
----                                                         ---------------

Columbia Sportswear Holdings Limited                          Ontario, Canada

Columbia Sportswear Canada Limited                            Ontario, Canada

Columbia Sportswear Japan, Inc.                               Japan

Columbia Sportswear (France) S.N.C.                           France

Columbia Sportswear GmbH                                      Germany

Columbia Sportswear Korea                                     Korea